AMENDMENT NO. 1 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (“Amendment No. 1”) is dated as of the 2nd day of March, 2007 by and between Checkpoint Systems, Inc., a Pennsylvania corporation (the “Company”), and American Stock Transfer & Trust Company, a New York corporation (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement dated as of March 10, 1997(“Rights Agreement”);

WHEREAS, the Board of Directors of the Company has considered the reasons underlying the adoption of the Rights Agreement and has determined that those reasons continue to be valid at present;

WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement to extend the term of the Rights Agreement; and

WHEREAS, the Board of Directors of the Company has authorized this Amendment No. 1 at a meeting of directors duly called and held.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment No. 1, the parties, intending to be legally bound, hereby agree as follows:

1.  Section 7(a) of the Rights Agreement is hereby amended by deleting the term “March 10, 2007” immediately preceding the defined term (the “Final Expiration Date”) in such section, and replacing it with the term “March 10, 2017”.

2.  Exhibit A to the Rights Agreement is hereby amended by deleting the term “March 10, 2007” in each place in which such term appears in Exhibit A, and replacing it with the term "March 10, 2017”.

3.  Exhibit B to the Rights Agreement is hereby amended by:

(a) deleting the term “March 10, 2007” in each place in which such term appears in Exhibit B, and replacing it with the term “March 10, 2017”.

(b) deleting the first sentence in the last paragraph of Exhibit B and replacing it with the following:

“A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Company’s 1996 Annual Report on Form 10-K, with any amendments to the Rights Agreement being filed as an Exhibit to a Current Report on Form 8-K.”

4.  The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

5.  This Amendment No. 1 shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

6.  This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

ATTEST:	CHECKPOINT SYSTEMS, INC.
/s/ John R. Van Zile	/s/ W. Craig Burns
Name: John R. Van Zile	Name: W. Craig Burns
Title: Senior Vice President, General	Title: Executive Vice President, Chief
Counsel and Secretary	Financial Officer and Treasurer

ATTEST:	AMERICAN STOCK TRANSFER
/s/ Jennifer Donovan	/s/ Herbert J. Lemmer
Name: Jennifer Donovan	Name: Herbert J. Lemmer
Title: Assistant Vice President	Title: Vice President